UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

__________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 18, 2013

OCEANUS ACQUISITION CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54682
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Attn: Mr. German Rivero-Zerpa, Director

c/o Brilla Financial Holdings

120 NE 27th Street, Suite # 500

Miami, FL 33137

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

786-375-5600

_____________________________

(ISSUER TELEPHONE NUMBER)

2000 Hamilton Street, #943

Philadelphia, PA 19130

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

William Tay, the sole shareholder of Oceanus Acquisition Corp. (the “Registrant”) entered into a Share Purchase Agreement, dated as of March 15, 2013 (the "Agreement"), with Brilla Financial Holdings. Pursuant to the Agreement, William Tay transferred to Brilla Financial Holdings 31,390,000 shares of our Common Stock which represents 100% of our outstanding shares in consideration of $40,000 in cash. The Agreement is subject to a number of conditions to closing.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On March 18, 2013, William Tay, the sole shareholder of Oceanus Acquisition Corp., consummated a sale of 31,390,000 shares of our common stock to Brilla Financial Holdings for an aggregate purchase price of $40,000 in cash. Following the closing of the share purchase transaction, Brilla Financial Holdings’ owns a 100% interest in the issued and outstanding shares of our Common Stock.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference and to Item 5.02 of this Form 8-K, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On March 18, 2013, immediately prior to the closing of the Share Purchase Agreement transaction, Mr. Tay, acting as the sole shareholder of the Registrant, elected and appointed Mr. German Rivero-Zerpa to the Board of Directors of the Registrant. Biographical information relating to Mr. German Rivero-Zerpa is below.

Resignation of Director

Immediately following the closing of the Share Purchase Agreement transaction, Mr. Tay tendered his resignation as the Registrant’s President, Chief Executive Officer, Treasurer, Secretary and Director. Mr. German Rivero-Zerpa, acting as the sole remaining member of the Registrant’s Board of Directors, accepted Mr. Tay’s resignation. The resignations were in connection with the consummation of the Share Purchase Agreement with Mr. German Rivero-Zerpa and were not the result of any disagreement with Registrant on any matter relating to Registrant's operations, policies or practices.

Appointment of Officers

Following Mr. Tay’s resignations, Mr. German Rivero-Zerpa appointed himself as President, Secretary, Treasurer and Chairman of the Board of Directors of the Registrant.

Biographical Information for German Rivero-Zerpa.

Experience

Brilla Group August 2011- Present

Managing Director. In charge of capital markets operations, ABS and MBS private placements.

Avila Capital Markets, Inc. December 2008 – August 2011

Managing Partner. In charge of securities operations, sales and trading of Fixed Income Securities.

Pali Capital, Inc. February 2005 – December 2008

Senior Managing Director. Head of the International Fixing Income Division.

Refco Capital Markets, Inc. October 1999 – January 2005

Senior Vice-President. Institutional Sales. Sales and trading of fixed income securities, OTC derivatives and ISMA Repo Transactions.

Education

Boston University, Boston MA October 1994 – July 1995

Master in International Banking and Finance. Concentration in Securities Regulation

Universidad Catolica Andres Bello, Caracas Venezuela October 1987 – July 1992

Law Degree (JD)

Licenses

FINRA Series 7, 32, 63, 65, 79

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Oceanus Acquisition Corp.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits. Exhibit Number Description 10.1 Share Purchase Agreement between William Tay, Oceanus Acquisition Corp. and Brilla Financial Holdings., dated March 15, 2013* 17.1 Resignation Letter of William Tay dated as of March 18, 2013*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Oceanus Acquisition Corp.

/s/ German Rivero-Zerpa

By: ________________________________

Name: German Rivero-Zerpa

Title: President

Dated: March 19, 2013